UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 21, 2012

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, Mr. William J. Gervais, Chief Executive Officer, President and a member of the Board of Directors of Qualstar Corporation (the “Company”), notified the Board of Directors that he will retire from the Company and tendered his resignation as a director and officer of the Company, to be effective as of June 15, 2012.

Mr. Gervais co-founded Qualstar in 1984 and has served as a director since its inception, as President since 1984, and as Chief Executive Officer and President since 2000.  Mr. Gervais will continue in his present positions until the effective date of his retirement and will assist in making a smooth transition to his successor.  He will also be available in the future on a consulting basis as needed.  The Board has commenced a search for a new Chief Executive Officer to replace Mr. Gervais.

A press release announcing Mr. Gervais’ retirement was issued on March 27, 2012, and a copy is filed as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Qualstar Corporation held its Annual Meeting of Shareholders on March 21, 2012.  The final voting results for the matters voted upon at the meeting are as follows:

1. The following six persons were elected as directors to serve a one-year term expiring at the Annual Meeting of Shareholders to be held in 2013 or until their successors are elected and qualified:

	Number of Votes Cast
Name	For	Authority Withheld	Broker Non-Votes
William J. Gervais	6,259,388	4,094,594	1,316,575
Stanley W. Corker	3,217,716	7,136,266	1,316,575
Lawrence D. Firestone	6,454,210	3,899,772	1,316,575
Carl W. Gromada	6,515,455	3,838,527	1,316,575
Robert A. Meyer	2,797,652	7,556,330	1,316,575
Robert E. Rich	4,990,294	5,363,688	1,316,575

2. Proposal to approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2012, was approved by the following vote:

FOR: 11,635,584	AGAINST: 1,609	ABSTAIN: 33,364

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

March 27, 2012	By:	/s/ Nidhi H. Andalon
Nidhi H. Andalon Vice President, Chief Financial Officer and Corporate Secretary

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